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EMPLOYEE AGREEMENT	Page 1 of 11

Employment Agreement made effective as of the date of signing, by and between Smart Kids Group Inc. a Florida corporation, with principal offices in Ft Lauderdale, Florida, USA ("Company"), and Paul A. Ruppanner, residing in Santa Fe, New Mexico ("Employee").

In consideration of the promises and mutual covenants herein set forth, the Company and the Employee agree as follows:

ARTICLE 1: EMPLOYMENT TERMS

Section 1.1. Employment and Term.
The Company hereby employs the Employee, and the Employee accepts such employment, upon the terms and conditions hereinafter set forth, for the period ("Employment Term") commencing on and as of the date of this contract signing hereunder and terminating as provided in Section 1.7 hereof.

Section 1.2. Employment Services.
The Employee shall devote appropriate working time and effort to promote the business and affairs of the Company and its Affiliates as necessary in order to enable them to achieve their business objectives. The Employee's principal assignment shall be to serve as President and CEO, reporting to the Board of Directors of Smart Kids Group Inc. In this capacity as an executive of the company, the Employee shall be responsible for and shall also perform other duties and assignments, which are consistent with his responsibilities, which may be reasonably assigned to him from time to time by the Board of Directors. Nothing in this Section (1.2) shall be deemed to prevent the Employee from:

A.
Investing his assets in a manner not prohibited by Section 2.5 hereof, and in such form or manner as shall not require any material services on his part in the operations or affairs of the companies or other entities in which such investments are made;

B.
Serving on the board of directors of any other company, subject to the prohibitions set forth in Section 2.5 hereof, provided the Board of Directors of the Company shall have approved such service in writing, or;

C.	Engaging in religious, charitable or other community or non-profit activities, which do not impair his ability to fulfill his duties and responsibilities under this Agreement.

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Section 1.3. Employment Compensation.

A.
Base Salary - For services rendered by the Employee under this Agreement, the Company shall pay the Employee an initial annual salary of $100,000.00 (US) per annum, payable in equal monthly installments (the "Base Salary") escalating to $120,000.00 (US) per annum when business cash flow permits and with the approval of the Board of Directors. Base Salary will be subject to annual review by the Board of Directors of the Company on or about each January 1 thereafter for so long as this Agreement is in effect.

B.
Incentive Bonus Compensation - For services rendered by the Employee under this Agreement, the Company, by action of the Board of Directors, shall establish an annual executive incentive bonus plan in which the Employee shall participate in recognition of the Employee's contribution to the overall performance of the Company (“Bonus”). Such Bonus shall be granted within ninety (90) days following the conclusion of each calendar year commencing December 31, 2005, after assessment of the Employee’s and Company’s performance pursuant to the criteria, terms and conditions of the bonus plan. The amount of any Bonus, which the Company may grant to the Employee from time to time shall be in addition to his Base Salary and shall, under no circumstances, be included in the Employee's Base Salary.

Section 1.4. Other Compensation: Benefits.
The Employee will participate in stock option plans or employee benefit programs provided by the Company and its Subsidiaries, if any.

Section 1.5. Withholding.
The amount of payments to be made by the Company to the Employee are set forth herein prior to the deduction of any taxes or other amounts, and all such payments shall be made by the Company to the Employee under this Agreement net of any tax or other amounts required to be withheld by the Company under applicable law.

Section 1.6. Vacation.
The Employee shall be entitled to vacation and holiday plans under the same terms and considerations, as they are available to all Company employees, in accordance with Company policy.

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Section 1.7.
Employment Term; Termination The Employment Term shall run indefinitely, unless terminated pursuant to the following provisions of this Section 1.7.

A.	“The Employment Term” shall terminate:
1.	At the death or 60 days after the Permanent Disability (as hereinafter defined) of the Employee
2.	Immediately at the election of the Company, for Cause (as hereinafter defined), or;
3.	At the election of the Company for Cause or the Employee upon thirty (30) days' prior written notice to the other.

B.
“Permanent Disability”, for purposes of this Section 1.7, shall mean any physical or mental incapacitation which would materially hinder the Employee from performing the responsibilities of his assigned duties, as determined by a medical professional of the company’s choosing.

C.	“Cause", for purposes of this Section 1.7, shall mean any of the following, as determined by the management of The Company:
1.	Refusal of the Employee to perform his duties hereunder or other material breach by the Employee of the terms of this Agreement;
2.	Any substantial dishonesty by the Employee in connection with the performance of his duties hereunder; or
3.
Any conviction of, or plea of guilty by, the Employee with respect to any crime, which conviction or plea is likely in the reasonable judgment of the management of the Company to adversely affect the Employee's professional reputation, the reputation of the Company or of any other member of the Group or the ability of the Employee to perform his duties satisfactorily hereunder.

4.	Any detrimental business conduct that negatively affects the Company’s business or the work of peers.
5.
The Company's right of termination pursuant to this Section 1.7 shall be in addition to, and shall not affect, its rights and remedies under any other provisions of this Agreement or under applicable law, and all such rights and remedies shall survive termination of this Agreement and the employment of the Employee hereunder. Nothing herein shall be deemed to constitute a waiver by the Employee of any rights he may have under applicable laws.

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6.
In the event of termination of employment pursuant to the terms of this Section 1.7, the Employee shall have no right to receive any compensation or fees for any period subsequent to the date of such termination; except that:

a)
In the event such termination is due to death or Permanent Disability pursuant to Section 1.7 the Company shall pay the Employee or his estate, as the case may be, a pro tanto portion of the Bonus, if any, for the year in which such termination occurs, a special 90 ninety day bonus severance, and vesting of the current year’s stock options, if any;

b)
In the event that such termination is made by the Company pursuant to Section 1.7 hereof, the Company agrees that during the Severance Period (as such term is defined below) it will continue to pay the Employee his then current Base Salary.

c)	In the event that such termination is made by the Company pursuant to Section 1.7 hereof, the Company agrees to grant all stock options that are vested.

D.	“Severance Period”, for purposes of this Section 1.7, shall mean the period commencing on the date of such termination and ending: thirty (30) calendar days thereafter.

E.
“The Obligations” of the Employee pursuant to Sections 2.3 and 2.4 of this Agreement shall survive the termination for any reason of the Employment Term. The obligations of the Employee pursuant to Section 2.5 hereof shall survive the termination of this Agreement as provided for in Section 2.5.

ARTICLE 2: GENERAL PROVISIONS

Section 2.1.
Expense Account and Allowance. The Company agrees to provide the Employee a monthly advance expense payment of $1,000 (US) to cover general personal operating expenses such as communications services, internet services, office supplies, shipping, etc. The Company agrees to reimburse the Employee for all reasonable travel, entertainment and other documented, itemized business expenses in excess of the $above $1,000 monthly payment, incurred by him in connection with the performance of his duties under this Agreement; provided, however, that the amount available for such travel, entertainment, and other business expenses shall be consistent with expense reimbursement policies adopted by the Company as in effect at the time of the incidence of such expenses by the Employee or as may be fixed in advance by the Company’s Board of Directors.

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Section 2.2.
Location. The Employee shall perform services under this Agreement at the Employee’s private office and at such other location or locations reasonably specified by the Company. The Employee shall also make himself available to make reasonable business trips at the Company's expense for purposes of consulting with customers, agents, representatives and suppliers of the Company and its Affiliates, as well as with other members of the Company's management.

Section 2.3.
Confidential Information Sensitive
Company data and information is the property of the Company, and must be protected:

A.
The Employee hereby agrees to hold and maintain confidential and private all papers, plans, drawings, specifications, methods, processes, techniques, shop practices, formulae, customer lists, personnel and financial data, plans, trade secrets and all proprietary information belonging to the Company or any Affiliate thereof of which the Employee may have knowledge or acquire knowledge whether prior to, during or after the termination of the Employment Term, and to maintain as confidential and secret any new processes, formulations, designs, devices, research data, machines or compositions of matter of the Company or of any of its Affiliates or of any persons granting rights to the Company or any of its Affiliates revealed to the Employee or discovered, originated, made or conceived by the Employee in connection with the furnishing of employment and consulting services to the Company or any of its Affiliates.

B.
The Employee hereby agrees that he shall not at any time, either during or subsequent to the Employment Term, disclose or divulge to any person, other than to the Company's or any of its Affiliates' officers and other employees as required by the Employee's duties under this Agreement and to third parties when required in the ordinary course of business of the Company, any of the information specified in Section 2.4(a) above or any trade or business secrets or any other confidential information belonging to the Company or any of its Affiliates of which the Employee may have or acquire knowledge. Notwithstanding anything to the contrary set forth above, the confidentiality and nondisclosure provisions contained in this Section 2.4 shall not apply to any information or data, if and when such information or data becomes a matter of public knowledge through no act or omission of the Employee or to any information or data which was already known by the Employee or the other party in question other than as a result of a breach of this Agreement.

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C.
Immediately upon the Company's request or promptly upon termination for any reason or expiration of this Agreement, the Employee shall deliver to the Company all memoranda, notes, records, reports, photographs, drawings, plans, papers or other documents made or compiled by the Employee in the course of his services to the Company or any of its Affiliates or made available to the Employee during the course of his services to the Company or any of its Affiliates which are in the possession of or under the control of the Employee, and any copies or abstracts thereof, whether or not of a secret or confidential nature, and all of such memoranda or other documents shall, during and after the termination of the Employment Term, be deemed to be and shall be the property of the Company.

Section 2.4. Intellectual Property.
Intellectual property is the property of the Company, and must be protected:

A.
Any and all inventions, improvements, ideas and innovations, whether or not patentable, which the Employee may invent, discover, originate, make or conceive during his services to the Company or any of its Affiliates, whether prior to or during the Employment Term, either solely or jointly with others, and which in any way relate to or are or may be used in connection with the business of the Company or any of its Affiliates shall be, to the extent of the Employee's interest therein, the sole and exclusive property of the Company or such Affiliate and the Employee's interest therein shall be assigned by the Employee to the Company or such Affiliate, as the case may be, or to the Company's or such Affiliate's nominee(s). The Employee, upon the request and at the expense of the Company, shall and shall use his best efforts to cause any such other person(s) to promptly and fully disclose each and all such discoveries, inventions, improvements, ideas or innovations to the Company, the applicable Affiliate or any nominee(s) thereof. Further, the Employee, upon the request and at the expense of the Company, shall and shall use his best efforts to cause any such other person(s) to, assign to the Company or the applicable Affiliate, without further compensation therefore, all right, title and interest in and to each and all such discoveries, inventions, improvements, ideas or innovations which are reduced to writings, drawings or practice within two (2) years after the termination of the Employment Term.

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B.
The Employee further agrees to execute at any time, upon the request and at the expense of the Company, for the benefit of the Company, any of its Affiliates or any nominee(s) thereof, any and all appropriate applications, instruments, assignments and other documents, which the Company shall deem necessary or desirable to protect its (or any of its Affiliate's) entire right, title and interest in and to any of the discoveries, inventions, improvements, ideas and innovations described in Section 2.5(a) hereof:

C.
The Employee agrees, upon the request and at the expense of the Company or any person to whom the Company or any of its Affiliates may have granted or grants rights, to execute any and all appropriate applications, assignments, instruments and papers, which the Company shall deem necessary for the procurement in the United States of America and foreign countries of patent protection for the discoveries, inventions, improvements, ideas or innovations to be so assigned, including the execution of new, provisional, continuing and reissue applications, to make all rightful oaths, to testify in any proceeding before any governmental authority authorized to grant or administer patent protection or before any court, and generally to do everything lawfully possible to aid the Company, its Affiliates and its and their successors, assigns and nominees to obtain, enjoy and enforce proper patent protection for the discoveries, inventions, improvements, ideas or innovations conceived or made by him during the course of his services to the Company or any of its Affiliates for a period of two (2) years after the termination of the Employment Term.

Section 2.5. Non-competition.
The Company and the Employee acknowledge that the Company and its Affiliates conduct business throughout the world and the engagement by the Employee in directly Competitive Industries anywhere in the United States of America or Canada could cause the Company irreparable harm. For the period commencing on the date hereof and ending two (2) years after the termination of the Employment Term (the "Restricted Period"), the Employee shall not:

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EMPLOYEE AGREEMENT	Page 8 of 11

A.
Except as an officer and director of the Company and its Affiliates, utilize intellectual property or trade secrets, gained from the Company, which is an asset of the Company, to engage at any place within the United States of America or Canada in any business substantially similar to the business then being conducted by the Company or its Affiliates (the "Designated Industry"), whether directly or indirectly, for his own account or as an employee, partner, officer, director, consultant or holder of more than five percent (5%) of the equity interest in any other person, firm, partnership or corporation

B.	Divert to any competitor of the Company or its Affiliates any customer of the Company or its Affiliates, or

C.
Solicit or encourage any officer, key employee or consultant of the Company or its Affiliates to leave its or their employ for alternative employment in the Designated Industry, or hire or offer for employment to any person to whom the Company or any of its Affiliates has offered employment within the three (3) years preceding the termination of the Employment Term. The Employee will continue to be bound by the terms of this Section 2.5 until their expiration and shall not be entitled to any compensation with respect thereto.

Section 2.6. Severability.
If any provision of this Agreement shall, in whole or in part, prove to be invalid for any reason, such invalidity shall affect only the portion of such provision which shall be invalid, and in all other respects this Agreement shall stand as if such invalid provision, or other invalid portion thereof, had not been a part hereof. Without limiting the generality of the preceding sentence, if any provision of Section 2.6 hereof shall be held to be invalid or unenforceable under any applicable law, as unreasonably restrictive in duration or geographical area or otherwise, it is the intention of the parties hereto that such provision shall be deemed to be immediately amended to provide for such maximum restriction as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction; and the Company and the Employee expressly agree that such provision, as so amended, shall be valid and binding.

Section 2.7.
Equitable Remedies. Each of the parties hereto acknowledges and agrees that upon any breach by the Employee of his obligations under Section 2.3, 2.4 or 2.5 hereof, the Company will have no adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate injunctive and equitable relief.

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Section 2.8.
Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company, provided that neither this Agreement nor the rights and obligations of the Company under this Agreement may be assigned by the Company other than to an Affiliate of the Company. The Employee may not assign to any other person his rights and/or obligations under this Agreement.

Section 2.9.
Amendment. This Agreement and any term, covenant, condition or other provision hereof may be changed, waived, discharged or terminated solely by an instrument in writing signed by the parties hereto.

Section 2.10.
Waiver of Breach. The waiver by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any other breach by the Employee.

Section 2.11.
Notices. All notices, requests, demands, consents and other communications in connection with this Agreement shall be in writing or by written telecommunication and shall be delivered personally or mailed as follows: by registered or certified mail or by overnight courier, postage prepaid, or sent by written telecommunication to the addresses of record, or, at such other address as the parties hereto may from time to time designate in writing.

Section 2.12.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Florida, US.

Section 2.13.
Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the laws of Florida by two arbitrators, one of whom shall be appointed by the Company, one of whom shall be appointed by the Employee and if agreement cannot be reached, by a third arbitrator which shall be appointed by agreement of the first two arbitrators. Such arbitration shall be conducted in Florida in accordance with the rules of the prevailing Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 2.13. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. All fees and expenses of the arbitration process shall be borne equally by the parties hereto regardless of the final outcome, unless and to the extent the arbitrators shall determine that under the circumstances the sharing of all or a part of any such fees and expenses would be unjust.

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Section 2.14.
Entire Agreement. This Agreement embodies the entire agreement between the Company and the Employee relating to the subject matter hereof, and, except as otherwise expressly provided herein, this Agreement shall not be affected by reference to any other document.

Section 2.15.
Headings, Etc. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 2.16.
Counterparts. This Agreement may be executed in several identical counterparts, each of which when executed by the parties hereto and delivered shall be an original, but all of which together shall constitute a single instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

Section 2.17.
Additional Defined Terms:

A.
“Affiliate" means any person, corporation or other business entity that directly or indirectly controls, or is controlled by, or is under common control with another person, corporation or business entity.

B.
”Subsidiary" means any corporation fifty percent (50%) or more of the capital stock of which having ordinary voting power for the election of directors is owned directly or indirectly by another corporation or business entity.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of this written date: August 1, 2005.

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EMPLOYEE AGREEMENT	Page 11 of 11

Accepted and Agreed to:

Employee Signature:

Employee Name:	Paul A. Ruppanner

Company Officer Signature:

Company Officer Name:	Richard Shergold

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